UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 28, 2008

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2008, Stereotaxis, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its employment agreement (the “Employment Agreement”) with Michael Kaminski, President and Chief Operating Officer (the “Executive”). The Amendment provides that in the event the Executive is terminated without cause, he will be paid a salary continuance equal to his monthly base salary for 12 months. In addition, in the event the Executive’s employment is terminated as a result of, or following, an acquisition or merger where the Company is not the surviving entity and a change of control occurs, and he is not offered a comparable position and salary in the surviving entity, (1) he will be paid salary continuance equal to his monthly base salary for 12 months and (2) 100% of his unvested options will vest at the end of the salary continuance period. The Employment Agreement previously provided for a salary continuance of six months.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 28, 2008 the Compensation Committee of Board of Directors of the Company approved amendments to the following forms of award agreements under the Company’s 2002 Stock Incentive Plan (the “Plan”):

(1)      The form of Incentive Stock Option Agreement was amended to provide that the option may be exercised for three months following termination of employment, and to provide for an option term of five years. The previous form of agreement provided for a 30-day period to exercise following termination and an option term of 10 years. Certain amendments were made to the definition of termination for cause.

(2)       The form of Performance Share Award was amended to provide that performance shares would vest on the later of the date on which the performance criteria under the award have been achieved and one year following the date of the award.

(3)       The forms of the Incentive Stock Option Agreement, the Performance Share Agreement, the Restricted Stock Agreement and the Stock Appreciation Right Agreement were amended to provide a uniform provision relating to acceleration of vesting in the event of a change of control.

As previously reported on Form 4, the following Named Executive Officers of the Company received a grant of incentive stock options on May 28, 2008, each having an exercise price of $4.97 per share, in the following amounts: (1) Bevil J. Hogg (75,000 shares), (2) Michael Kaminski (100,000 shares), (3) James M. Stolze (37,500 shares), (4) Douglas Bruce (25,000 shares) and (5) Melissa Walker (25,000 shares).

The above description of the forms of award agreements are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

10.1	First Amendment to Employment Agreement, dated as of May 29, 2008, by and between the registrant and Michael P. Kaminski

10.2	Form of Incentive Stock Option Agreement under the 2002 Stock Incentive Plan.

10.3	Form of Restricted Stock Agreement under the 2002 Stock Incentive Plan.

10.4	Form of Performance Share Agreement under the 2002 Stock Incentive Plan.

10.5	Form of Stock Appreciation Right Agreement under the 2002 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: June 3, 2008	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	First Amendment to Employment Agreement, dated as of May 29, 2008, by and between the registrant and Michael P. Kaminski

10.2	Form of Incentive Stock Option Agreement under the 2002 Stock Incentive Plan.

10.3	Form of Restricted Stock Agreement under the 2002 Stock Incentive Plan.

10.4	Form of Performance Share Agreement under the 2002 Stock Incentive Plan.

10.5	Form of Stock Appreciation Right Agreement under the 2002 Stock Incentive Plan.